STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                              Year Ended November 30,
                                                   ---------------------------------------------
                                                      1996             1995             1994
                                                   ----------        --------        -----------
                                                   (Amounts in thousands, except per share data)

PRIMARY
    Average shares outstanding                        10,329         10,093          8,382
    Net effect of dilutive stock options and
       warrants based on the treasury stock
       method using average market price                 403            449            676
                                                     -------        -------        -------

                                          TOTAL       10,732         10,542          9,058
                                                     =======        =======        =======
Income before cumulative effect of change
    in accounting principle                          $ 2,994        $ 1,089        $ 1,613
                                                     =======        =======        =======

Net income                                           $ 2,994        $ 1,089        $ 1,963
                                                     =======        =======        =======

Income before cumulative effect of change
    in accounting principle                          $  0.28        $  0.10        $  0.18

Cumulative effect of change in
    accounting principle                                   -              -           0.04
                                                     -------        -------        -------

Net income per share                                 $  0.28        $  0.10        $  0.22
                                                     =======        =======        =======

FULLY DILUTED
    Average shares outstanding                        10,329         10,093          8,382
    Net effect of dilutive stock options and
    warrants based on the treasury stock
    method using the year-end market price,
    if higher than average market price                  434            479            711
                                                     -------        -------        -------
                                          TOTAL       10,763         10,572          9,093
                                                     =======        =======        =======


Income before cumulative effect of change
    in accounting principle                          $ 2,994        $ 1,089        $ 1,613
                                                     =======        =======        =======

Net income                                           $ 2,994        $ 1,089        $ 1,963
                                                     =======        =======        =======
Income before cumulative effect of change
    in accounting principle                          $  0.28        $  0.10        $  0.18

Cumulative effect of change in
    accounting principle                                   -              -           0.04
                                                     -------        -------        -------
Net income per share                                 $  0.28        $  0.10        $  0.22
                                                     =======        =======        =======




                                      - 51 -